UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

REMEC LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

California	1-16541	27-6929969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10636 Scripps Summit Court, Suite 143 San Diego, CA 92131

(Address of principal executive offices, with zip code)

(858) 259-4265

(Registrant’s telephone number, including area code)

3790 Via de la Valle, Del Mar, CA 92014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about January 20, 2012, the Netherlands Tax Authorities released a bank guarantee provided by ABN AMRO Bank on behalf of REMEC, Inc. to secured value added tax (“VAT”) obligations owed by REMEC, Inc. to the Netherlands from 2005 through 2006. As a result of this action, on January 23, 2012 the letter of credit issued in the name of REMEC, Inc. to ABN AMRO Bank has been extinguished, and the cash held by the Trust in a collateralized money market account which was used to secure the letter of credit in the principal amount of One Million One Hundred Sixty Thousand Two Hundred dollars ($1,160,200) has been reclassified from restricted cash to cash and cash equivalents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC LIQUIDATING TRUST

Date: January 25, 2012	By:	/s/ Richard A. Sackett
Richard A. Sackett, Trustee